Exhibit 10.2

JOINDER TO CREDIT AGREEMENT

JOINDER TO CREDIT AGREEMENT, dated as of July 8, 2021 (this “Agreement”) to the Credit Agreement, dated as of June 13, 2019 (as amended by that certain Master Amendment No. 1, dated as of July 8, 2021 (the “Amendment”), and as may be further amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Cotton Parent, Inc., a Delaware corporation (“Holdings”), Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the “Parent Borrower”), the lenders party thereto from time to time, the Administrative Agent and the Collateral Agent, and the other parties thereto from time to time.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B. Krispy Kreme, Inc., a Delaware corporation (the “New Loan Party”), having its chief executive office at 2166 Hawkins Street, Suite 101, Charlotte, NC, 28203, is executing this Agreement in accordance with the Section 3(b)(i) of the Amendment.

Accordingly, the Administrative Agent, on behalf of the Secured Parties, and the New Loan Party agree as follows:

SECTION 1. The New Loan Party by its signature below becomes a party under the Credit Agreement with the same force and effect as if originally had been a party to the Credit Agreement and named therein as a Loan Party and the New Loan Party hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as PubCo and as a Loan Party thereunder and (b) represents and warrants that the representations and warranties in Article III of the Credit Agreement, as applicable to it as PubCo and as a Loan Party, are true and correct on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct as of such date). Each reference to a “Loan Party” in the Credit Agreement shall be deemed to include the New Loan Party. The Credit Agreement is hereby incorporated herein by reference.

This Agreement shall constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.

SECTION 2. The New Loan Party represents and warrants to the Administrative Agent and the other Secured Parties that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by debtor relief laws and by general principles of equity.

SECTION 3. This Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by email or other electronic (including in “.pdf” or “.tif” format) means shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import herein shall be deemed to include electronic signatures, digital copies of a signatory’s manual signature, and deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 4. The New Loan Party hereby represents and warrants that (a) set forth on Annex I attached hereto is a true and correct schedule of the information required by Schedules 1.01, 3.12, 3.13, 6.01, 6.02, 6.04 and 6.07 to the Credit Agreement applicable to it and (b) set forth in Recital B above is the true and correct legal name of the New Loan Party, its jurisdiction of formation and the location of its chief executive office. For the avoidance of doubt, nothing contained in Annex I attached hereto shall be deemed to amend or otherwise modify the Credit Agreement or any other Loan Document (including, without limitation, any of the Schedules to the Credit Agreement).

SECTION 5. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

SECTION 6. PURSUANT TO SECTION 10.09(A) OF THE CREDIT AGREEMENT, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. The other terms of Section 10.09 and 10.10 of the Credit Agreement with respect to submission to jurisdiction, venue, waiver of jury trial and consent to service of process are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SECTION 8. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement.

SECTION 10. The New Loan Party agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in accordance with Section 10.03(a) of the Credit Agreement.

[Signature pages follow.]

2

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized officer.

KRISPY KREME, INC.

By:	/s/ Josh Charlesworth
Name:	Josh Charlesworth
Title:	President

[Signature Page to Credit Agreement Joinder]

CITIBANK, N.A., as Administrative Agent

By:	/s/ Anita Philip
Name:	Anita Philip
Title:	Vice President

[Signature Page to Credit Agreement Joinder]

ANNEX I

(Credit Agreement Schedules)